Exhibit 99.1

Investor Contact:

Christopher Taylor

781-398-2466

Media Contact:

Sarah Emond

781-398-2544

For Immediate Release

Oscient Pharmaceuticals Announces Transition of Chairman of Board

— David Stone assumes Chairman post; David Singer remains Board Member —

Waltham, Mass., July 20, 2005 – Oscient Pharmaceuticals Corporation (Nasdaq: OSCI) today announced a transition of the position of Chairman of the Company’s Board of Directors. David K. Stone, a member of the Board of Directors since 2001, will succeed David B. Singer as Chairman of the Board, effective immediately. Mr. Singer, who became Chairman in 2004 through the merger of Genome Therapeutics and GeneSoft Pharmaceuticals that created Oscient, will remain a member of the Company’s Board of Directors.

“This transition reflects the conclusion of the integration related to our merger and our focus as a commercial-stage biopharmaceutical company,” explained Steven M. Rauscher, President and Chief Executive Officer of Oscient Pharmaceuticals. “David Singer has provided strong leadership during the past 18 months as we brought together the assets of our companies, recruited additional highly regarded members to our Board and put in place an experienced management team that launched FACTIVE® and expanded our portfolio of marketed products.

“In his five years on the Board, David Stone has provided valuable insights and perspective based on his many years in the investment community and in the biopharmaceutical industry,” Mr. Rauscher added. “We have accomplished a great deal to put Oscient in position to deliver value to shareholders, including launching our flagship product, expanding our sales capacity, generating strong clinical data in pursuit of expanded label claims and improving the long-term economics for FACTIVE. As we seek to capture the opportunity of FACTIVE and our second marketed product, TESTIM®, David Stone’s leadership and contributions as Chairman will continue to be invaluable to the Board and management team.”

A veteran of Wall Street, Mr. Stone covered the biotechnology sector from 1989 to 1999 as an analyst at Cowen & Company, a leading investment bank focused on healthcare and high-technology companies. He began his biotechnology career in 1983 at Genetics Institute, now a unit of Wyeth Pharmaceuticals. Since 2000, Mr. Stone has been a Partner at Flagship Ventures, a Cambridge-based venture capital firm focused on the life science and technology sectors. He earned a B.S. in Microbiology from Colorado State University and an M.B.A. from Harvard Business School.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a biopharmaceutical company committed to the clinical development and commercialization of novel therapeutics to address unmet medical needs. The Company is marketing FACTIVE® (gemifloxacin mesylate) tablets, approved by the FDA for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. In addition to the oral tablet form, Oscient is developing an investigational FACTIVE intravenous formulation for use in hospitalized patients. The Company is also promoting Auxilium

Chairman

7/20/2005

Pharmaceuticals’ TESTIM® 1% testosterone gel to primary care physicians in the U.S. Oscient has a novel antibiotic candidate, Ramoplanin, in advanced clinical development for the treatment of Clostridium difficile-associated diarrhea (CDAD).

Forward-Looking Statement

This press release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements represent, among other things, the expectations, beliefs, plans and objectives of management and/or assumptions underlying or judgments concerning matters discussed in this document. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. Factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statement are described under the heading “Factors Affecting Future Operating Results” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2005 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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